UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2003

Clinical Data, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-12716 (Commission File Number)	04-2573920 (I.R.S. Employer Identification No.)

One Gateway Center, Suite 411
Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

(617) 527-9933
(Registrant’s Telephone Number, Including Area Code)

Novitron International, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Item 5 Other Events

On October 3, 2003, Novitron International (the “Company”) issued a press release announcing that, following approval by its stockholders, the Company has changed its name to Clinical Data, Inc. The change in the corporate name and the new NASDAQ trading symbol for the Company, “CLDA”, become effective Tuesday, October 7, 2003, at the commencement of the business day.

Item 7  Exhibits

Exhbit 99.1  Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVITRON INTERNATIONAL, INC. Registrant

Date: October 7, 2003	/s/ Israel M. Stein MD
Israel M. Stein MD Chairman of the Board Principal Executive Officer

Exhibit Index
Exhibit	Description
99.1	Press Release October 3, 2003